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                                                              EXHIBIT 10(a)
















                    EMPLOYEES' STOCK OWNERSHIP PLAN OF
                    AMERICAN WATER WORKS COMPANY, INC.
                      AND ITS DESIGNATED SUBSIDIARIES
           (As Amended and Restated Effective January 1, 1989)

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                             TABLE OF CONTENTS



                                                                       Page

ARTICLE I.        DEFINITIONS..........................................  1

ARTICLE II.       PARTICIPATION........................................  9

ARTICLE III.      CONTRIBUTIONS BY THE COMPANY AND ITS DESIGNATED
                  SUBSIDIARIES......................................... 11

ARTICLE IV.       PARTICIPANT CONTRIBUTIONS............................ 11

ARTICLE V.        LIMITATION ON MATCHING AND PARTICIPANT
                  CONTRIBUTIONS........................................ 12

ARTICLE VI.       PURCHASE OF STOCK.................................... 14

ARTICLE VII.      PARTICIPANTS' ACCOUNTS............................... 14

ARTICLE VIII.     VESTING.............................................. 17

ARTICLE IX.       VOTING OF STOCK...................................... 18

ARTICLE X.        AMOUNT AND DISTRIBUTION OF BENEFITS.................. 18

ARTICLE XI.       WITHDRAWALS BY PARTICIPANTS; DIVERSIFICATION
                  ELECTION............................................. 20

ARTICLE XII.      PLAN ADMINISTRATION.................................. 21

ARTICLE XIII.     AMENDMENTS, DISCONTINUANCE AND LIABILITIES........... 23

ARTICLE XIV.      MISCELLANEOUS........................................ 24

APPENDIX A        TOP-HEAVY PROVISIONS................................. 26

APPENDIX B        LIST OF DESIGNATED SUBSIDIARIES...................... 31

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                       EMPLOYEES' STOCK OWNERSHIP
               PLAN OF AMERICAN WATER WORKS COMPANY, INC.
                     AND ITS DESIGNATED SUBSIDIARIES

          American Water Works Company, Inc. hereby amends and restates, in its entirety, the following Stock Ownership Plan for its employees and the employees of its Designated Subsidiaries. Except as may otherwise be specifically provided herein, any Participant's right to benefits hereunder, and the allocation procedures to be used, with respect to contributions made for any Plan Year beginning before January 1, 1989, shall be governed by the terms of the Plan in effect on January 1, 1987, as amended, or such earlier date as may be applicable in a specific case.

          The Plan is intended to be an "employee stock ownership plan" as defined in section 4975(e)(7) of the Code. As such, the Plan is designed to invest primarily in qualifying employer securities.

ARTICLE I.    DEFINITIONS.

          The following words and phrases as used herein have the following meanings unless a different meaning is plainly required by the context:

     1.1 "Account" means a Participant's Account in the Plan, including the following sub-Accounts:

           (a) "Participant ESOP Account" to hold the amounts allocated to the Participant's Account through December 31, 1986;

           (b) "Participant Contribution Account" to hold the amounts contributed by the Participant pursuant to Section 4.1 of the Plan;

           (c) "Company Basic Contribution Account" to hold the Company and Designated Subsidiary basic contributions made pursuant to Section 3.1(a);

           (d) "Company Matching Contribution Account" to hold the Company and Designated Subsidiary matching contributions made pursuant to Section 3.1(b); and

           (e) "Qualified Matching Contribution Account" to hold Qualified Matching Contributions, if any, made pursuant to Section 3.1(c).

     1.2 "Annual Addition" means the sum credited to the Participant under each Defined Contribution Plan for any Limitation Year, of:

           (a)  Employer contributions,

           (b) Employee contributions (other than Rollover Contributions), and

           (c)  forfeitures.

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The term "Annual Addition" shall also include the amount allocated to a separate account of the Participant to provide post-retirement medical benefits (a) under a Defined Benefit Plan, as described in section 415(l)(1) of the Code, and (b) with respect to a Participant who is, or was, a Key Employee for any Plan Year, under a welfare benefit fund, as described in section 419A(d)(2) of the Code.

     1.3 "Beneficiary" means (a) the Participant's spouse, or (b) the person, persons or trust designated by the Participant, with the consent of the Participant's spouse if the Participant is married, as direct or contingent beneficiary in a manner prescribed by the Committee, or (c) if the Participant has no spouse and has made no effective beneficiary designation, the Participant's heirs under the intestate law of the state of the Participant's domicile at his death. A married Participant may designate a person, persons or trust as beneficiary other than his spouse provided that such spouse consents to such designation in writing in a manner prescribed by the Committee. Such consent shall not be required if the Participant establishes to the satisfaction of the Committee that the consent cannot be obtained because the spouse cannot be located. No subsequent spouse of the Participant shall be bound by any such consent.

     1.4 "Board of Directors" means the Board of Directors of American Water Works Company, Inc.

     1.5 "Break-in-Service" means a period of 12 consecutive months measured from an Employee's Severance from Service Date, or any anniversary thereof, during which the Employee does not perform an Hour of Service as defined in Section 1.25(a).

     1.6   "Code" means the Internal Revenue Code of 1986, as amended.

     1.7 "Committee" means the Committee appointed under Article XII as administrator of the Plan.

     1.8   "Company" means American Water Works Company, Inc.

     1.9   "Compensation."

           (a) General Rule. Compensation means, except as otherwise provided in this Section 1.9, total annual salaries and other compensation for services as an Employee paid by the Company and its Designated Affiliates and reported to the Employee on Internal Revenue Service Form W-2, but not including expense allowances or reimbursements or benefits under an long-term disability plan. Notwithstanding the preceding sentence, Compensation shall not include contributions by the Employer to this or any other plan or plans for the benefit of its employees, except as otherwise expressly provided in this Section 1.9.

           (b)  Limitations on Annual Additions.  For the purpose of
Section 7.3 and Appendix A, Compensation shall include all amounts that are treated as wages for Federal income tax withholding under section 3401(a) of the Code (determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed) and actually paid to the Participant during the Limitation Year, excluding the following: (i) contributions of the Company or a Designated Subsidiary to a plan of deferred compensation that are not includable in the Employee's gross income for the taxable year in which contributed, or employer contributions under a simplified employee pension plan to the extent such contributions are deductible by the Employee, or any distribution from a plan of deferred compensation; (ii) amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;
(iii) amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and (iv) other amounts that received special tax benefits, or contributions made by the Company or a Designated Subsidiary (whether or not under a salary reduction agreement) towards the purchase of an annuity described in section 403(b) of the Code, (whether or not the amounts are actually excludable from the gross income of the Employee).

           (c) Highly Compensated Employee; Key Employee. For the purpose of Section 1.24, defining the term "Highly Compensated Employee," and for the purpose of the definition of "Key Employee" in Appendix A, Compensation shall include the amount determined under Section 1.9(b), plus amounts that would be paid to the Employee during the year but for the Employee's election under a cash or deferred arrangement described in section 401(k) of the Code, a cafeteria plan described in section 125 of the Code, a simplified employee pension described in section 402(h) of the Code or an annuity program described in section 403(b) of the Code.

           (d) Maximum Annual Dollar Limit. The annual Compensation of each Employee taken into account for any purpose under the Plan, other than those described below in this Section (d), shall not exceed the applicable limit on compensation specified under section 401(a)(17) of the Code (as adjusted thereunder); provided, however, that for purposes of applying this limit, the Compensation of a Highly Compensated Employee shall include the Compensation of a Family Member who is his spouse or his lineal descendant who has not reached age 19 at the close of the Plan Year. This Section (d) shall not apply for purposes of determining which individuals are Key Employees under Appendix A or for purposes of the limitations on Annual Additions to Accounts under section 415 of the Code.

     1.10 "Defined Benefit Plan" means any employee pension plan maintained by the Employer that is a qualified plan under section 401(a) of the Code and is not a Defined Contribution Plan.

     1.11 "Defined Contribution Plan" means an employee pension plan maintained by the Employer that is a qualified plan under section 401(a) of the Code and is described in section 414(l) of the Code.

     1.12 "Designated Subsidiary" means any Subsidiary named from time to time by the Board of Directors as such under this Plan, or any Subsidiary which, prior to September 15, 1977, was a Designated Subsidiary under the Pension Plan (as defined therein). A Subsidiary's status as a Designated Subsidiary may be changed by the Board of Directors from time to time. Set forth on Appendix B is the list of Designated Subsidiaries.

     1.13 "Dividend Reinvestment Plan" means the American Water Works Company, Inc. Dividend Reinvestment Plan, as set forth in prospectus of the Company dated December 8, 1989 filed with the Securities and Exchange Commission, and as such Plan may be amended, interpreted or regulated by the Company from time to time.

     1.14 "Effective Date" means January 1, 1976, except as otherwise specified. The effective date of this amendment and restatement is January 1, 1989, except as otherwise specified.

     1.15  "Employee" means:

           (a)  an individual who is employed by the Employer;

           (b) an individual who is not employed by the Employer but is a leased employee within the meaning of section 414(n)(2) of the Code; provided that, if the total number of leased employees constitutes 20% or less of the Employer's nonhighly compensated work force, within the meaning of section 414(n)(5)(C)(ii) of the Code, the term "Employee" shall not include those leased employees covered by a "safe harbor" plan described in section 414(n)(5)(B) of the Code; and

           (c) when required under Section 1.25 for purposes of crediting Hours of Service, a former Employee.

     1.16  "Employer" means the Company and:

           (a) any other employer included with the Company in a controlled group of corporations or trades or businesses within the meaning of section 414(b) or section (c) of the Code, or an affiliated service group within the meaning of section 414(m) of the Code; and

           (b) any other entity required to be aggregated with the Company pursuant to regulations under section 414(o) of the Code;

provided that any such employer shall be included within the term
"Employer" only while a member of such a group including the Company.

     1.17 "Employment Commencement Date" means the date upon which an individual was first credited with an Hour of Service, as defined in
Section 1.25(a).

     1.18 "Employment Recommencement Date" means the date upon which an individual was first credited with an Hour of Service, as defined in
Section 1.25(a) after a Severance from Service Date.


     1.19 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     1.20 "Excess Aggregate Contributions" means that amount of Matching and Participant Contributions made by or on behalf of a Participant for a Plan Year that exceeds the limitation on Matching and Participant
Contributions set forth in Article V.

     1.21 "Family Member" means an Employee who is a family member (as defined in section 414(q)(6) of the Code) of a Highly Compensated Employee who is:

           (a)  a Five-Percent Owner; or

           (b) one of the 10 Highly Compensated Employees paid the greatest Compensation during the Plan Year.

     1.22 "Five-Percent Owner" means any Employee who owns (or is considered as owning within the meaning of section 318 of the Code) more than 5% of the outstanding stock of any Participating Employer or stock possessing more than 5% of the total combined voting power of all stock of any Participating Employer. For purposes of this Section 1.22, section 318(a)(2)(C) of the Code shall be applied by substituting "5%" for "50%" each time it appears therein.

     1.23 "Fund" means the assets and all earnings, appreciation or additions thereto held by the Trustee under the Trust for the exclusive benefit of Participants or their Beneficiaries.

     1.24 "Highly Compensated Employee" means any Employee who, during the current Plan Year or immediately preceding Plan Year:

           (a)  is at any time a Five-Percent Owner;

           (b) receives Compensation from the Employer in excess of $75,000 (as adjusted under section 414(q) of the Code);

           (c) receives Compensation from the Employer in excess of $50,000 (as adjusted under section 414(q) of the Code) and is in the group consisting of the top 20% of Employees (excluding, solely for purposes of determining the number of Employees in the top 20%, Employees described in section 414(q)(8) of the Code) when ranked on the basis of Compensation paid during such Plan Year; or

           (d) is an officer of the Employer who receives Compensation greater than 50% of the amount in effect under section 415(b)(1)(A) of the Code for such Plan Year; provided that in no event shall the number of individuals treated as officers exceed 50 employees, or, if it would result in a smaller number of officers, the greater of three employees or 10% of the total number of employees.

For purposes of determining the number of officers taken into account under Section (d), (i) if more than the maximum number of employees who may be treated as officers are officers, only those officers who had the largest annual Compensation in any one of the five Plan Years ending on the Determination Date shall be treated as officers, and (ii) employees described in section 414(q)(8) of the Code shall be excluded.

An Employee who is not described in Sections 1.24(b), 1.24(c), or 1.24(d) for the Plan Year prior to the Plan Year of determination, shall not be treated as being described in Sections 1.24(b), 1.24(c) or 1.24(d) for the Plan Year of determination, unless such Employee is a member of the group consisting of the 100 Employees paid the greatest Compensation during the Plan Year for which such determination is being made. A former Employee (including an Employee who performs no services for the Employer during the Plan Year) shall be treated as a Highly Compensated Employee if he was (or would have been, had this Section 1.24 been applicable) described in this
Section 1.24 during the last Plan Year he performed any services for the Employer or in any Plan Year ending on or after the date he reached age 55.

In lieu of identifying Highly Compensated Employees in accordance with the preceding provisions, the Employer may identify Highly Compensated Employees in accordance with Section 4 of Revenue Procedure 93-42.

     1.25  "Hour of Service" means:

           (a) each hour for which an Employee is paid, or entitled to payment for the performance of duties for the Employer;

           (b) each hour for which an Employee is paid or entitled to payment by the Employer with respect to a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military leave or leave of absence, provided that no more than 501 Hours of Service shall be credited to an Employee on account of any single continuous period during which that Employee performs no duties;

           (c) each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer; and

           (d) if an Employee is absent from employment for any period because of:

                (1)  the pregnancy of the individual,
                (2)  the birth of a child of the individual,
                (3) the placement of a child with the individual in connection with the adoption of such child by the individual, or
                (4) the provision of care for such child for a period beginning immediately following such birth or placement,

each hour that normally would have been credited to such Employee but for such absence; provided that an Employee shall be credited with no more than 501 Hours of Service on account of any single period of absence described in this Section 1.25(d);

           (e) any other hour required to be credited pursuant to applicable regulations of the Department of Labor.

           Hours of Service shall be credited to the Employee for the applicable 12 month period or periods in which the duties are performed, for which the payment is made, or to which the award, agreement or leave pertains, except that in the case of hours credited under Section 1.25(d) relating to maternity or paternity leave such hours shall be credited if the year in which the absence from work begins if necessary to avoid a Break-in-Service in that year, or in any other case, in the following year. Hours of Service under this Section 1.25 shall be calculated and credited under the provisions of 29 CFR Section 2530.200b-2 issued by the United States Department of Labor, which regulations are incorporated herein by reference.

     1.26  "Limitation Year" means the Plan Year.

     1.27 "Non-Highly Compensated Employee" means an Employee who is neither a Highly Compensated Employee nor a Family Member.

     1.28 "Normal Retirement Date" means the date a Participant reaches age 65.

     1.29 "Participant" means an Employee who has satisfied the eligibility requirements of Article II.

     1.30 "Participant Contributions" means a Participant's after-tax contributions that he elects to make pursuant to Section 4.1.

     1.31 "Pension Plan" means the Pension Plan for Employees of American Water Works Company, Inc. and its Designated Subsidiaries as amended from time to time.

     1.32 "Period of Service" means the period between the later of (a) the Employee's Employment Commencement Date or (b) the Employee's
Employment Recommencement Date, and the Employee's Severance from Service
Date.

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
     1.33 "Plan" means the Employee's Stock Ownership Plan of American Water Works Company, Inc. and its Designated Subsidiaries, as set forth in this document and the related trust agreement pursuant to which the Trust is established.

     1.34  "Plan Year" means the year ending December 31.

     1.35 "Prior Plan" means the version of the Plan in effect on December 31, 1986.

     1.36 "Qualified Matching Contribution" means a Matching Contribution made by a Participating Employer pursuant to Section 3.1(c) and allocated to a Participant's Qualified Matching Contribution Account that:

           (a)  is 100% vested and nonforfeitable when made; and

           (b) may not be distributed earlier than the Participant's separation from service

     1.37  "Required Beginning Date" means:

           (a) except as provided in Section 1.37(b), April 1 of the calendar year following the calendar year in which the Participant reaches age 70-1/2 whether or not he is still an Employee; or

           (b) with respect to a Participant who reached age 70-1/2 before 1988:

                (1) who is not a Five-Percent Owner, April 1 of the calendar year following the calendar year in which occurs the later of his retirement or his reaching age 70-1/2; or

               (2) who is a Five-Percent Owner during any year beginning after 1979, April 1 following the later of (i) the calendar year in which he reaches age 70-1/2, or (ii) the earlier of the calendar year with or within which ends the Plan Year in which he becomes a Five-Percent Owner, or the calendar year in which he retires.

     1.38 "Severance from Service Date" means the date upon which an Employee severs his service with the Company or an Affiliated Company, which date shall be the earlier of:

           (a) the date upon which the Employee quits, is discharged, dies, or retires; or

           (b) the first anniversary of the first date of such Employee's absence from service for any other reason; provided that an Employee who is absent from service beyond that first anniversary by reason of a maternity or paternity leave resulting from the Employee's pregnancy, the birth of the Employee's child, the placement with the Employee of a child for adoption, or the need to provide care for such a child following its birth or adoption, that Employee's Severance From Service Date shall be the second anniversary of the first date of such absence. The period between the first and second anniversaries of the first date of such absence shall be considered neither a Period of Service nor a period of severance.

     1.39 "Stock" means voting common stock of the Company of the same class and having the same voting and dividend rights as that common stock of the Company which from time to time is listed for trading on the New York Stock Exchange.

     1.40 "Subsidiary" means any corporation which is a member of the affiliated group of corporations of which the Company is the common parent corporation for purposes of section 1504 of the Code.

     1.41 "Trust" means the legal entity created by the trust agreement between the Company and the Trustee, fixing the rights and liabilities with respect to controlling and managing the Fund for the purposes of the Plan.

     1.42 "Trustee" means The Fidelity Bank, Broad and Walnut Streets, Philadelphia, Pennsylvania 19109 or any corporate trustee or trustees hereafter designated by the Board of Directors and named in the trust agreement or any amendment thereto.

     1.43 "Year of Service" means a 12 consecutive month period included within a Period of Service; provided that the following special rules apply:

           (a) If an Employee quits, is discharged or retires and within 12 months thereafter returns to service and is credited with an Hour of Service, his Years of Service shall be computed as though his service had not been severed.

           (b) If an Employee who is absent from service for any reason other than those specified in subparagraph (a) above, while so absent, quits, is discharged, is placed on indefinite layoff or retires, within 12 months after the first date upon which he was absent from service, returns to service and is credited with an Hour of Service, his Years of Service shall be computed as though his service had not been severed.

           (c) An Employee who is absent by reason of service in the armed forces of the United States or on a leave of absence authorized by the Employer and who returns to service with the Employer within the time during which his reemployment rights are protected by federal law or at the expiration of his authorized leave of absence, as applicable, shall be treated as though he had been actively performing services for the Employer during such period of absence.

ARTICLE II.    PARTICIPATION.

     2.1 Eligibility Rule. Except as provided in Section 2.2, an Employee shall be eligible to participate in the Plan beginning on the

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
January 1 coincident with or next following his being credited with one Year of Service.

     2.2 Ineligible Employees. Each of the following Employees shall be ineligible to participate in the Plan:

           (a) an Employee who is employed by an Employer that is not the Company or a Designated Subsidiary;

           (b) an Employee included within a unit of Employees covered by a collective bargaining agreement, unless that collective bargaining agreement provides for their participation in the Plan;

           (c) a leased employee, within the meaning of section 414(n)(2) of the Code; and

           (d) an Employee who is a non-resident alien and who has no income from sources within the United States.

     2.3 Reemployed Individuals. An Employee who is reemployed after a Break-in-Service shall become a Participant;

           (a) in accordance with Section 2.1 if that individual was not a Participant prior to the Break-in-Service, or

           (b) as of his reemployment date if he was a Participant prior to the Break-in-Service.

     2.4 Breaks-in-Service for Eligibility. For purposes of determining an individual's eligibility to participate under Section 2.3(a), if an Employee has five or more consecutive Breaks-in-Service, measured from the date he is first credited with an Hour of Service and any anniversary thereof, Years of Service credited before such Breaks-in-Service shall not be counted in determining an Employee's eligibility to participate in the Plan after such Breaks unless the number of his Years of Service before such Breaks-in-Service equals or exceeds the number of his consecutive years of Breaks-in-Service.

     2.5 Time of Participation - Excluded Employees. An Employee otherwise eligible to be a Participant in the Plan, but excluded under
Section 2.2, shall be eligible to become a Participant beginning on the first day of the month coincident with or next following the date upon which the applicable provision of Section 2.2 ceases to apply. A Participant who becomes subject to any provision of Section 2.2 shall cease to be eligible to make or receive contributions under the Plan as of the last day of the payroll period coincident with, or within which, any such provision becomes applicable.

ARTICLE III.    CONTRIBUTIONS BY THE COMPANY AND ITS DESIGNATED
                SUBSIDIARIES.

     3.1   Amount of Contributions.


           (a) Basic Contributions. The Company and its Designated Subsidiaries shall contribute to the Fund, for each Plan Year, an amount equal to 0.5% of the Compensation for the immediately preceding Plan Year of each Participant who was an Employee on the preceding December 31.

           (b) Matching Contributions. The Company and its Designated Subsidiaries shall contribute to the Fund, for each Plan Year, on behalf of each Participant who was an Employee on the preceding December 31, an amount equal to 100% of each Participant's Contributions made pursuant to
Section 4.1.

           (c) Qualified Matching Contributions. If the limitation on Matching and Participant Contributions set forth in Article V is exceeded, at the direction of the Committee, the Company and its Designated Subsidiaries shall make Qualified Matching Contributions to the Qualified Matching Contribution Account of each Participant who is a Non-Highly Compensated Employee in the amount necessary to meet the limitation set forth in such Section. Qualified Matching Contributions shall be treated as Matching Contributions for all purposes of the Plan.

           (d) Form of Contributions. Contributions under Section 3.1 shall be made in cash, in Stock, or a combination thereof.

     3.2 Payment of Company and Designated Subsidiary Contributions. Contributions under Section 3.1 shall be made no earlier than the first day of the Plan Year to which they relate and no later than the due date (including extensions) for the Company's federal income tax return for the Plan Year to which those contributions relate.

ARTICLE IV.    PARTICIPANT CONTRIBUTIONS.

     4.1 Amount of Participant Contributions. Each Participant who was an Employee on the preceding December 31 may elect to contribute to the Plan for each Plan Year an amount that does not exceed 2% of his Compensation for the immediately preceding Plan Year. Such contributions shall be made at such time and in such manner as the Committee, in its discretion, may permit. The Committee shall have the right to vary the time and manner of Participant contributions from year to year, so long as all such changes are applied in a nondiscriminatory manner.

ARTICLE V.    LIMITATION ON MATCHING AND PARTICIPANT
              CONTRIBUTIONS.

     5.1   Limitation - Code Section 401(m).

           (a) Notwithstanding Section 3.1 (b) and Section 4.1, for each Plan Year commencing after December 31, 1986, Matching and Participant Contributions shall be limited as provided in section 401(m) of the Code, so that the "average contribution percentage," for the eligible Highly Compensated Employees shall bear a relationship to the "average contribution percentage" for the eligible Non-Highly Compensated Employees that meets one of the alternative tests described in section 401(m) of the Code and summarized below, as the Committee shall determine for such Plan
Year:

                (1) the average contribution percentage for the eligible Highly Compensated Employees shall not exceed 125% of the average contribution percentage for the eligible Non-Highly Compensated Employees; or

                (2) the average contribution percentage for the eligible Highly Compensated Employees shall not exceed the lesser of:

                     (A) 200% of the average contribution percentage for the eligible Non-Highly Compensated Employees, or

                     (B) the average contribution percentage for the eligible Non-Highly Compensated Employees plus two percentage points.

           (b) The term "average contribution percentage" means the average of each eligible Employee's actual contribution percentage which is equal to the following ratio:

                (1)  the amount of the Matching and Participant
     Contribution made on behalf of each eligible Employee for the Plan
     Year, to

                (2) the Employee's compensation, as defined in section 414(s) of the Code.

           (c) Family Aggregation. The actual contribution percentage of a Highly Compensated Employee who has any Family Members who are eligible to participate shall be determined by combining the Participant
Contributions, Matching Contributions, amounts treated as Matching Contributions and compensation of all eligible Highly Compensated Employees and Family Members.

           (d) Treatment of Excess Aggregate Contributions. If neither test described in Section 5.1(a) is met, or in the Committee's opinion will be met, the Committee, at its discretion, shall:

                (1) cause the Participating Employer to make Qualified Matching Contributions to the Qualified Matching Contribution Account of each Participant who is a Non-Highly Compensated Employee to the extent necessary to meet one of the tests, provided such Participating Employer authorizes such contribution; or

                (2) cause Excess Aggregate Contributions, adjusted for income or loss thereon, to be forfeited, if otherwise forfeitable under the terms of the Plan, or if not forfeitable, distributed as additional compensation to Participants on whose behalf the Excess Aggregate Contributions were contributed within two and one-half months after the end of the Plan Year for which they were contributed.

           (e) Determination of Amount of Excess Aggregate Contributions. The amount of a Highly Compensated Employee's Excess Aggregate Contributions for a Plan Year is the amount necessary to reduce the amount of his Matching and Participant Contributions to a maximum adjusted percentage, which shall be the highest percentage that would cause one of the tests in Section 5.1(a) to be met if each such Highly Compensated Employee who had an actual contribution percentage greater than the maximum adjusted percentage had, instead, such lower percentage. The Matching and Participant Contributions of the Highly Compensated Employees shall be adjusted in order, beginning with the Highly Compensated Employee(s) with the highest actual contribution percentage(s).

           (f) Determination of Income or Loss. The Committee shall determine the income or loss allocable to Excess Aggregate Contributions by using any reasonable method it selects, provided that the method does not violate section 401(a)(4) of the Code, is used consistently for all Participants and all corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating income to Participant Accounts.

           (g) Family Aggregation. In the case of a Highly Compensated Employee whose actual contribution percentage is determined under Section 5.1(c), the determination of the amount of Excess Aggregate Contributions shall be made by reducing his actual contribution percentage as required under Section 5.1(e) and allocating the Excess Aggregate Contributions for the Highly Compensated Employee and his Family Members among each such Employee in proportion to his Matching and Participant Contributions.

     5.2   Plan Aggregation; Special Rule.

           (a) The actual contribution percentage under Section 5.1(b) for an eligible Employee who is a Highly Compensated Employee for the Plan Year and who is eligible to have Matching Contributions or Participant Contributions allocated to his accounts under two or more plans described in section 401(a) or arrangements described in section 401(m) of the Code that are maintained by the Employer, shall be determined as if all such Matching Contributions and Participant Contributions were made under a single arrangement.

           (b) For purposes of satisfying the limitation on Matching and Participant Contributions of Section 5.1, in the event that this Plan satisfies the requirements of section 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of section 410(b) of the Code only if aggregated with this Plan, then actual contribution percentages under Section 5.1.2 of eligible Employees shall be determined as if all such plans were a single plan.

           (c) The determination and treatment of the actual contribution percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

ARTICLE VI.    PURCHASE OF STOCK.

     6.1 The Trustee shall invest and reinvest all contributions to the Fund in Stock in accordance with this Article VI and the terms of the Trust Agreement.

     6.2 (a) All contributions to the Fund shall be used by the Trustee to purchase whole shares of Stock, at the time specified by Section 6.3, from the Company, on the open market, or in a private transaction from a shareholder of the Company who is neither a "disqualified person" within the meaning of section 4975 of the Code nor a "party in interest" within the meaning of section 3(14) of ERISA.

           (b) If Stock is to be purchased from the Company, the price shall be the average of the closing prices of such Stock on the New York Stock Exchange during the 20 consecutive trading days preceding the date of purchase, and no commission shall be paid on any purchase.

     6.3   Purchases of Stock with contributions made pursuant to Section
3.1 and Section 4.1 shall be made by the Trustee on or before the 30th day following the receipt of such contributions.

     6.4 Notwithstanding any other provision of the Plan, the Trustee may at all times maintain a balance of cash in an amount not in excess of the amount which it reasonably anticipates will be necessary to make cash distributions to Participants in lieu of shares or fractional shares over the next 12 months. The Company may advance to the Trustee, in any Plan Year, the amount which the Company anticipates will be necessary for the purposes of this Section 6.4. All advances made under this Section 6.4 shall be credited against the contribution required under Section 3.1 for the Plan Year during which the advance is made.

ARTICLE VII.    PARTICIPANTS' ACCOUNTS.

     7.1 (a) The Committee, based upon information supplied by the Trustee, shall maintain a separate Account for each Participant.

           (b) The records of the Accounts required under subsection 7.1(a) shall be maintained on a Plan Year basis and shall separately reflect (1) the total number of shares of Stock allocated to each Account for each Plan Year which are attributable to contributions under Section 3.1(a), Section 3.1(b) and Section 3.1(c), (2) the total number of shares of Stock allocated to each Account for each Plan Year which are attributable to contributions under Section 4.1, (3) the total number of shares of Stock allocated to each Account for each Plan Year which are attributable to contributions made under Section 4.2 of the Prior Plan, (4) the total number of shares of Stock allocated to each Account for each Plan Year which are attributable to contributions made under Section 4.3 of the Prior Plan, (5) any cash or other property allocated to such Account, and
(6) the Trustee's basis in each share of stock held as part of each Account.

     7.2   Allocations to Participants' Accounts.  (a)  As of each
December 31, the Account of each individual who is a Participant on that date and who, on the date on which the contribution allocable as of that December 31, determined under Section 7.4, is actually made, is either an Employee or has a vested interest in his Account shall be credited with his allocable share of (1) any Stock which is allocable to the Plan Year ending on that December 31, (2) any contributions allocable to the Plan Year ending on that December 31 but not yet applied to the purchase of Stock and
(3) any earnings of the Fund allocable to the Plan Year ending on that December 31.

           (b) Earnings. A Participant's allocable share of any earnings of the Fund allocable to a particular Plan Year shall be that portion which bears the same ratio to the total of all such earnings as the number of shares of Stock allocated to such Participant's Account as of the December 31 immediately preceding that Plan Year bears to the number of shares of Stock allocated to all Participants' Accounts as of that date. For the purposes of this Section 7.2(b), the term "earnings of the Fund" shall include (l) Stock received as a distribution with respect to Stock held in the Fund, and (2) other property, not including cash, or the proceeds of the sale of such other property, received as a distribution with respect to Stock held in the Fund.

           (c) Fractional Shares of Stock. Subject to Section 7.3, all shares of Stock purchased by the Trustee shall be allocated to Participants' Accounts even though the result may be the allocation of fractional shares, computed to at least the nearest two decimal places.

     7.3 (a) In the event that the Annual Additions to any Participant's Account under Section 7.2 for any Plan Year shall exceed the subsection (b) hereof, the excess shall be reallocated to the Accounts of all other Participants in accordance with Section 7.2. If, after applying this section to all Participants' Accounts, there remains an amount which may not be allocated to any Participant's Account without violating the limits of subsection (b) hereof, such amount shall be held in an unallocated account by the Trustee and allocated, in subsequent Plan Years in accordance with subsection 7.2(a) and this Section. No fund assets may be held in any such unallocated account except to the extent failure to hold such assets unallocated would violate this Section.


           (b) The maximum Annual Addition to any Participant's Account under this Section 7.3 for any Limitation Year shall be the lesser of:

                (1) $30,000 (or, if greater, one-fourth of the defined benefit dollar limitation set forth in section 415(b)(1)(A) of the
     Code); or

                (2)  25% of the Participant's Compensation, as defined in
     Section 1.9(b) for such Limitation Year.

           (c) If a Participant in the Plan is also a participant in a Defined Benefit Plan, the sum of the defined benefit plan fraction and the defined contribution fraction shall not exceed 1.0. In calculating the defined contribution fraction, the Committee may, in its discretion, make the election provided under section 415(e) (6) of the Code.

                (1) The defined benefit plan fraction for any Limitation Year is a fraction (A) the numerator of which is the Participant's projected annual benefit under all such Defined Benefit Plans (determined as of the close of the Limitation Year), and (B) the denominator of which is the lesser of (i) $90,000 or the applicable dollar limit for such Limitation Year multiplied by 1.25 (1.0 if the Plan is a Super Top-Heavy Plan within the meaning of A.10 of the Appendix), or (ii) the Participant's average Compensation for the three consecutive calendar years of active participation that produce the highest average, multiplied by 1.4.

                (2) The defined contribution plan fraction for any Limitation Year is a fraction (A) the numerator of which is the total of the Participant's Annual Additions for the Limitation Year and all prior Limitation Years under all Defined Contribution Plans, and (B) the denominator of which is the lesser of the following amounts determined for the Limitation Year and for each prior Limitation Year during which the Participant was an Employee (regardless of whether any defined contribution plan was in existence during those years):

                     (A) 1.25 (1.0 if the Plan is a Super Top-Heavy Plan within the meaning of Section A.10 of the Appendix) multiplied by $30,000, or the applicable limit for each such Limitation Year, or

                     (B) 35% of the Participant's Compensation, as defined in Section 1.9(b), for each such Limitation Year.

     7.4 Contributions allocated under Sections 7.2 and 7.3 above shall be deemed to have been made on the December 31 immediately preceding the date on which they were made. Contributions and Stock purchased with those contributions will be considered allocable to a particular Plan Year if they are taken into account in computing the federal income tax deduction to which the Company and its Designated Subsidiaries are entitled for that Plan Year, although such contributions may be made, or such Stock may be purchased, following the end of such Plan Year.

     7.5 For the purposes of subsections 7.2(a) and 7.2(b), a former Participant whose service was terminated at any time during a Plan Year by reason of retirement or death or whose service was terminated because of a reorganization, relocation, merger or similar transaction involving the Company or any of its Designated Subsidiaries shall be considered to be a Participant on the last day of that Plan Year.

     7.6 Disposition of Forfeitures. Any amounts released from a Participant's Basic, Matching and Qualified Matching Accounts upon a termination of employment before the Participant has been credited with a 100% vested interest in those Accounts shall be placed in a suspense account and held for five complete calendar years, at which time the amounts shall be forfeited. During that five year period, dividends paid on Stock held in the suspense account shall be accumulated in that account. If the Participant again becomes an Employee before he incurs five consecutive Breaks-in-Service, the amounts held in the suspense account shall be restored to him. After the Participant has incurred five consecutive Breaks-in-Service amounts held in the suspense account shall be released and used to reduce Basic and then Matching Contributions of the Company or Designated Subsidiary employing such Participant of the time of his termination of employment for the Plan Year in which such amounts are released from the suspense account or any succeeding Plan Year.

ARTICLE VIII.    VESTING.

     8.1 Rate of Vesting in ESOP, Participant Contribution and Qualified Matching Accounts. A Participant shall have a 100% vested interest, at all times, in all shares of Stock or other assets standing to the credit of his ESOP Account, his Participant Contribution Account and his Qualified Matching Contribution Account.

     8.2 Rate of Vesting in Basic and Matching Accounts. A Participant shall have no vested interest in his Basic and Matching Accounts until he has been credited with five Years of Service at which time he shall have a 100% vested interest in all shares of Stock or other assets standing to the credit of those Accounts. In any event, a Participant shall be 100% vested in his Basic and Matching Accounts on (i) his Normal Retirement Date if he is employed by the employer on that date, or (ii) upon his death while employed by the Employer.

     8.3 Breaks-in-Service for Vesting. If a former Participant is re-employed by the Company or a Designated Subsidiary, all of his Years of Service shall be recognized for purposes of vesting in his Basic and Matching Accounts unless, at the time of his return to employment, the period of his absence was at least five consecutive Breaks-in-Service in which event Years of Service occurring before those Breaks-in-Service shall not thereafter be recognized for any purpose of the Plan unless, before those Breaks-in-Service, the Participant had become vested in his Account under the Plan.

ARTICLE IX.    VOTING OF STOCK.

     9.1 The Trustee shall vote all shares of Stock, including fractional shares, allocated to a Participant's Account, in the manner directed by the Participant to whose Account such shares are allocated.

     9.2 The Committee shall establish and maintain a procedure by which Participants will be timely notified of their right to direct the voting of Stock allocated to their Accounts and the manner in which any such directions are to be conveyed to the Trustee.

     9.3 If a Participant fails to direct the voting of shares of Stock allocated to his Account, the Trustee shall abstain from voting any such shares of Stock. If shares of Stock are being held unallocated pursuant to
Section 7.3 or Section 7.6, the Trustee may vote, or abstain from voting, any such shares of Stock as the Trustee, in its sole discretion, shall determine.

ARTICLE X.    AMOUNT AND DISTRIBUTION OF BENEFITS.

     10.1 At the election of the Participant on a form provided by the Committee (until such election is amendment or revoked) any cash dividends received by the Trustee shall be:

           (a) distributed to such Participant as soon as practical after those amounts are received by the Trustee, less any taxes required to be withheld under federal or state laws; or

           (b) reinvested by the Trustee in Stock pursuant to the Dividend Reinvestment Plan.

If no election is made by the Participant pursuant to this Section 10.1, dividends will be distributed in accordance with Section 10.1(a). The amount to be distributed or reinvested shall be that portion of the total cash dividend which bears the same ratio to that total dividend as the number of shares of Stock allocated to the Participant's Account as of the preceding December 31 bears to the number of shares of Stock allocated to all Participants' Accounts as of that date. Shares of Stock acquired through the Dividend Reinvestment Plan pursuant to a Participant's election under this Section 10.1 shall no be considered assets of this Plan, but rather shall be governed by the terms of the Dividend Reinvestment Plan.

     10.2 Upon termination of his service for reasons other than his death, a Participant shall be entitled to receive the balance of his Account as of the December 31 coincident with or immediately preceding his termination of service plus any amounts subsequently allocated to his

Account under Section 7.2. Any distribution pursuant to this Section 10.2 shall be made at such time as the Committee shall direct, but, except as may otherwise be legally required, shall begin not later than 90 days following the close of the Plan Year in which the last allocation to the Participant's Account is contributed. Provided a written election form is submitted at least 60 days in advance, a Participant may elect to have his Account distributed beginning not later than 60 days following the close of the Plan Year in which he reaches age 65. For the purpose of this Section
10.2 a Participant's service shall not be deemed to have terminated by reason of his transfer to an employment status with the Company or a Designated Subsidiary which is not covered by this Plan. Notwithstanding the foregoing, the entire value of a Participant's Accounts must be distributed beginning no later than the Participant's Required Beginning Date.

     10.3 Upon termination of a Participant's service by reason of his death, the balance of his Account as of the December 31 coincident with or immediately preceding the Participant's date of death, plus any amounts subsequently allocated to his Account under Section 7.2, shall be distributed to the Participant's Beneficiary, beginning within 90 days following the end of the Plan Year in which occurs the last allocation to the Participant's Account is contributed.

     10.4 If a Participant dies following his termination of service, but before any distribution is made pursuant to Section 10.2, the balance of his Account, as of the December 31 coincident with or immediately preceding his termination of service plus any amounts subsequently allocated to his Account under Section 7.2, shall be distributed to the Participant's Beneficiary, beginning within 90 days following the end of the Plan Year in which the last allocation to the Participant's Account is contributed. To the extent practicable, the Committee shall insure that any distribution pursuant to this Section 10.4 is completed within the recipient's taxable year in which it begins.

     10.5  A Participant, or in the case of a distribution under Section
10.3 or 10.4 as to which the Participant has made no election, a Participant's Beneficiary, may elect to receive distribution pursuant to this Article IX in cash or in Stock. If the Participant or beneficiary elects distribution in cash, the Trustee shall convert all shares of Stock allocated to the Participant's Account, including fractional shares, to cash, at the price at which such Stock is traded on the New York Stock Exchange on the conversion date and shall distribute the proceeds to the Participant or Beneficiary.

     10.6 Before a distribution of a Participant's Account pursuant to this Article X is made to a Participant or Beneficiary who has elected to receive the distribution in Stock, any cash, or assets other than Stock, allocated to such Account shall be applied to the purchase of Stock, either in the manner and at the price specified in Section 6.2 or from an unallocated account established pursuant to Section 7.3 at the price at which such Stock could currently be purchased on the New York Stock

Exchange, so that all distributions will be made in shares of Stock, except that cash shall be distributed in lieu of fractional shares of Stock. For the purpose of this Article X, a fractional share of Stock allocated to a Participant's Account shall be valued at its pro rata share of the closing price of a whole share of Stock on the New York Stock Exchange on the deemed distribution date preceding the date upon which the Participant's Account is to be distributed.

     10.7 Any shares of Stock distributed pursuant to the terms of this Plan shall be subject to such restrictions on their transfer as shall be necessary or appropriate, in the opinion of counsel for the Company and the Trust, to comply with applicable federal and state securities laws.

     10.8 No distribution of all or any part of any Participant's Account under this Plan shall be made except in accordance with this Article X, or the withdrawal provisions of Article XI.

     10.9 Direct Rollovers. This Section 10.9 will apply to distributions from a Participant's Account made after December 31, 1992. If one or more distributions from a Participant's Account constitutes an "eligible rollover distribution," within the meaning of sections 402(c)(2) and (4) of the Code and regulations thereunder, the Participant may elect to have all or a portion (but not less than $500) of the distribution paid directly to an individual retirement account or annuity (an "IRA") or a plan qualified under Code Section 401(a) or 403(a) (collectively, an "eligible retirement plan"). The Participant may not elect to have portions of an eligible rollover distribution paid directly to more than one eligible retirement plan. In addition, the Participant will not be permitted to elect a direct rollover with respect to eligible rollover distributions that are reasonably expected to total less than $200 during the year. The Committee shall make such payment upon receipt from the Participant of the name of the eligible retirement plan to which such payment is to be made, a representation that the eligible retirement plan is an IRA or a plan qualified under section 401(a) or 403(a) of the Code, and such other information and/or documentation as the Committee may reasonably require to make such payment. If the Participant fails to elect whether or not a distribution is to be paid in a direct rollover, the Participant will be deemed to have elected not to have any portion of the distribution paid in a direct rollover. This Section shall apply, to the extent required by law, to a Beneficiary who is the Participant's surviving spouse and to a spouse or former spouse who is an alternate payee under a qualified domestic relations order as defined in section 414(p) of the Code, except that only an IRA will be deemed to be an eligible retirement plan with respect to a surviving spouse or a deceased Participant.

ARTICLE XI.    WITHDRAWALS BY PARTICIPANTS; DIVERSIFICATION ELECTION.

     11.1 A Participant may, by written election, in the form prescribed by the Committee and filed with the Committee at least 30 days prior to the end of a Plan Year, elect to receive, during the first 90 days of the succeeding Plan Year, a distribution of any shares of Stock (except Stock attributable to Qualified Matching Contributions) which have been allocated to the Participant's Account for at least 84 months preceding the last day of the Plan Year immediately preceding the Plan Year in which the distribution is to be made. Withdrawals shall be made by Plan Year beginning with the earliest eligible Plan Year. Each withdrawal must include all shares credited to the Participant's Account for each Plan Year to which the withdrawal election applies. Cash shall be paid in lieu of fractional shares.

     11.2 Diversification Election. Notwithstanding Section 11.1, if an "eligible Participant" makes a diversification election, in writing in a form prescribed by the Committee, an amount equal to 25% (50% in the case of the last Plan Year during which the Participant is an eligible Participant) of the value of the Participant's Accounts attributable to Stock acquired after December 31, 1986, reduced by the amount distributed pursuant to any previous election, shall be distributed to the Participant within 90 days after the close of the "election period". For purposes of this Section 11.2, a Participant is an "eligible Participant" during each of the five Plan Years following the first Plan Year in which the Participant has both attained age 55 and completed 10 years of participation, including participation before the effective date of this amendment and restatement. The "election period" is the 90-day period immediately following the close of each Plan Year during which the Participant is an eligible Participant.

ARTICLE XII.    PLAN ADMINISTRATION.

     12.1 The Plan shall be administered by the Committee, which shall be deemed to be the Plan's "named fiduciary" and "administrator", as those terms are defined by the Employee Retirement Income Security Act of 1974, as amended. All matters relating to the administration of the Plan, including the duties imposed upon the Plan administrator by law, except those duties relating to the control or management of Plan assets, shall be the responsibility of the Committee. All matters relating to the control or management of Plan assets shall, except to the extent delegated in accordance with the trust agreement, be the sole exclusive responsibility of the Trustee.

     12.2 The Committee shall consist of not less than three persons who shall be appointed and may be removed by the Board of Directors. Persons appointed to the Committee may be, but need not be, employees of the Company or a Designated Subsidiary. Any Committee member may resign by giving written notice to the Board of Directors, which notice shall be effective 30 days after delivery. A Committee member may be removed by the Board of Directors by written notice to such Committee member, which notice shall be effective upon delivery. The Board of Directors shall promptly select a successor following the resignation or removal of any Committee member.

     12.3 Members of the Committee who are employees of the Company shall serve without compensation. Members of the Committee who are not employees of the Company or a Designated Subsidiary may be paid reasonable compensation for services rendered to the Plan. Such compensation, if any, and all ordinary and necessary expenses of the Committee shall be paid by the Company.

     12.4 The Committee may enact such rules and regulations for the conduct of its business and for the administration of the Plan as it may deem desirable. The Committee may act either at meetings at which a majority of its members are present or by a writing signed by a majority of its members without the holding of a meeting. Records shall be kept of the meetings and actions of the Committee. No member of the Committee who is a Participant in the Plan shall vote upon any matter affecting only his Account.

     12.5 The Committee shall have the authority and responsibility to interpret and construe the Plan and to decide all questions arising thereunder, including without limitation, questions of eligibility for participation, eligibility for benefits, Account balance, and the timing of the distribution thereof, and shall have the authority to deviate from the literal terms of the Plan to the extent the Committee shall determine to be necessary or appropriate to operate the Plan in compliance with the provisions of applicable law.

     12.6 The Committee shall administer and interpret the Plan for the exclusive benefit of Participants and their Beneficiaries.

     12.7 The Committee may, and to the extent required for the preparation of reports shall, employ such accountants, actuaries, attorneys, consultants and other advisors or agents, as necessary. The fees charged by such accountants, actuaries, attorneys, consultants or other advisors and agents shall be paid by the Company.

     12.8 The Committee may delegate any of its responsibilities to any officer of the Company, and may allocate any of its responsibilities to one or more members of the Committee. In the event of any such delegation or allocation the Committee shall establish procedures for the thorough and frequent review of the performance of such duties. Persons to whom responsibilities have been delegated may not delegate to others any discretionary authority or discretionary control with respect to the management or administration of the Plan.

     12.9  The Committee shall administer a claims procedure as follows:

           (a) If a claim for benefits is denied by the Committee either in whole or in part, the Committee shall notify any Participant or Beneficiary adversely affected by such denial by a written notice setting forth the specific reason or reasons for the denial, a specific reference to the provisions of the Plan upon which the denial is based, a description of any additional material or information necessary for the Participant or Beneficiary to obtain a review of the decision denying the claim in whole or in part together with an explanation of the reasons such material or information may be necessary for these purposes, and an explanation of the claim review procedures for the Plan.

           (b) The Participant or Beneficiary whose claim has been denied in whole or in part (or the authorized representative of the Participant or Beneficiary) may, within 60 days after receipt of the written notification described in (a) above, appeal the denial of the claim by delivering to a member of the Committee a written request for a review of the denial. Such written request for a review may be supplemented, within 30 days following delivery of the request for a review, by written comments prepared by the claimant or his duly authorized representative, and the claimant or his duly authorized representative shall for purposes of preparing the request for a review or the additional written comments have made available to him any pertinent documents.

           (c) Within 60 days following the later of receipt of a request for review by a member of the Committee or receipt of any additional written comments, the Committee shall give notice to the claimant of its decision on review, which decision shall include specific reasons for the decision and specific references to the provisions of the Plan upon which the decision on review is based.

ARTICLE XIII.    AMENDMENTS, DISCONTINUANCE AND LIABILITIES.

     13.1 This Plan may be amended at any time and from time to time by the Board of Directors, provided that no amendment shall divest any interest of any Participant or Beneficiary, nor be effective unless the Plan continues to be for the exclusive benefit of the Participants and their beneficiaries.

     13.2 The Company reserves the right to discontinue the Plan at any time by action of the Board of Directors. If the Plan is so discontinued the Fund shall continue to be held for distribution as provided in Article X and Article XI. No new Participants may thereafter be admitted to the Plan and the Company shall make no further contributions to the Fund.

     13.3 The Company reserves the right, by action of the Board of Directors, to merge or consolidate this Plan with any other employee stock ownership plan qualified under section 401(a) of the Code, or to transfer Plan assets and liabilities to any other such plan qualified under section 401(a) of the Code, including such a transfer in connection with the termination of a Subsidiary's status as a Designated Subsidiary, provided that the amount standing to the credit of each Participant's Account immediately after any such merger, consolidation or transfer of assets and liabilities shall be at least equal to the amount standing to the credit of the Participant's Account immediately before such merger, consolidation or transfer.

     13.4 In the event a Subsidiary ceases to be a Designated Subsidiary, but continues in existence as a corporate entity, no further allocations shall be made to the Accounts of the Participants employed by that

Subsidiary, other than Stock, money or other property distributed with respect to Stock held in those Accounts, for any Plan Year beginning after the Subsidiary ceases to be a Designated Subsidiary. Those Participants' Accounts shall either be:

           (a)  transferred-to another qualified plan, in accordance with
Section 13.3, or

           (b) completely distributed to the Participants entitled thereto in accordance with the provisions of Article X.

ARTICLE XIV.    MISCELLANEOUS.

     14.1 The establishment or existence of the Plan shall not confer upon any Employee the right to be continued in the employ of the Company or any Designated Subsidiary. The Company and its Designated Subsidiaries expressly reserve the right to discharge any Employee whenever in their judgment their best interests so require.

     14.2 No benefit payable under the Plan shall be subject in any manner to anticipation, assignment, or voluntary or involuntary alienation. This section shall not preclude the Trustee from complying with the terms of any qualified domestic relations order under section 414(p) of the Code.

     14.3 If the Committee, in its sole discretion, deems a Participant or Beneficiary who is entitled to receive any payment hereunder to be incompetent to receive the same by reason of age, illness or any infirmity or incapacity of any kind, the Committee may direct the Trustee to apply such payment directly for the benefit of such person, or to make payment to any person selected by the Committee to disburse the same for the benefit of the Participant or Beneficiary. The receipt given by such a person shall be complete discharge therefor. Payments made pursuant to this section shall operate as a discharge, to the extent thereof, of all liabilities of the Company, any Designated Subsidiary, the Committee, the Trustee, and the Fund to the person for which benefit the payments are made.

     14.4 Impossibility of Diversion. All Plan assets shall be held, in trust, as part of the Fund, until paid to provide benefits to Participants or their Beneficiaries or to pay reasonable Plan expenses. It shall be impossible for any part of the Fund to be used for, or diverted to, purposes other than the exclusive benefit of the Participants or their beneficiaries, and the Trust shall continue for such time as may be necessary to accomplish the purpose for which it is created.

     14.5 Provisions Relating to Top-Heavy Plan. Notwithstanding anything in the Plan to the contrary, if the Plan is determined to be a Top-Heavy Plan within the meaning of Section A.12 of Appendix A and Code section 416(g) for any Plan Year, then Article B of Appendix A shall apply.

     14.6 The effectiveness of this amendment and restatement, including but not limited to the contributions made by the Company and its Designated Subsidiaries, shall be subject to and contingent upon a determination of the District Director of Internal Revenue that the Plan and Trust continue to meet the requirements for qualification under the applicable provisions of the Code. If the amendment and restatement should be determined by the District Director not to continue to meet the requirements for qualification, then, upon notice to the Trustee, the Company shall have the right further to amend the Plan or to rescind the amendment and restatement.

     To record the adoption of the amendment and restatement of the Plan, the Company and its Designated Subsidiaries have caused this document to be executed, on their behalf, by the appropriate officers of the Company on this 22nd day of December, 1994.


                                         AMERICAN WATER WORKS COMPANY, INC.
                                         AND ITS DESIGNATED SUBSIDIARIES

ATTEST:  W. Timothy Pohl                 By:  George W. Johnstone

                                   APPENDIX A
                              TOP-HEAVY PROVISIONS

ARTICLE A.  TOP-HEAVY PLAN DEFINITIONS.

          The following words and phrases as used herein have the following meanings unless a different meaning is plainly required by the context:

     A.l   "Account Balance" means, for all plans included in an
Aggregation Group, the sum of:

           A.1.1 the balance, as of the Top-Heavy Valuation Date, standing to the credit of a Participant (including a Beneficiary of such Participant) in his Account, including contributions that would be allocated as of the Top-Heavy Valuation Date, even though these amounts are not yet required to be contributed, except for amounts maintained in a subaccount attributable to "unrelated" rollover contributions or plan-to-plan transfers; and

           A.1.2 the aggregate distributions made with respect to such Participant (including a Beneficiary of such Participant) under the Plan during the five-year period ending on the Determination Date.

The term "Account Balance" shall not include any amount held or distributed on behalf of any Participant who is a Former Key Employee, or who has not received compensation from the Employer (other than benefits under qualified plans maintained by the Employer) at any time during the five-year period ending on the Determination Date.

     A.2   "Aggregation Group" means:

           A.2.1  a Required Aggregation Group, or

           A.2.2  a Permissive Aggregation Group.

     A.3   "Determination Date" means:

           A.3.1 if the Plan is not included in an Aggregation Group, the last day of the preceding Plan Year; or

           A.3.2 if the Plan is included in an Aggregation Group, the Determination Date as determined under Section A.3.1 that falls within the same calendar year as does the determination date of each other plan included in such Aggregation Group.

     A.4   "Employer" means the Company and any Designated Subsidiary.

     A.5 "Former Key Employee" means a Participant who is a Non-Key Employee with respect to the Plan for the Plan Year if such Participant was a Key Employee with respect to the Plan for any prior Plan Year.

     A.6 "Key Employee" means an Employee, including a deceased former Employee, with respect to the Plan Year, who at any time during the Plan Year that includes the Determination Date or any of the four preceding Plan Years is (or was):

           A.6.1 An officer of the Employer having annual compensation greater than 150% of the amount in effect under Code section 415(b)(1)(A) for the calendar year in which such Plan Year ends, provided that in no event shall he number of individuals treated as officers exceed 50 employees, or, if lesser, the greater of three employees or 10% of the total number of employees:

If more than the maximum number of employees who may be treated as officers are officers, only those officers who had the largest annual compensation in any one of the five Plan Years ending on the Determination Date shall be treated as officers.

           A.6.2 One of the 10 Employees having annual Compensation from the Employer of more than the maximum dollar limitation of Code section 415(c)(1)(A) and owning (or considered as owning within the meaning of Code section 318) the largest interest in the Employer, provided that such interest is more than 0.5% of the ownership interest in the Employer. If an Employee's ownership interest change, during a Plan Year, his ownership interest for the year is the largest interest owned at any time during the year. If two Employees have the same ownership interest in the Employer during the five Plan Years ending on the Determination Date, the Employee having the larger annual compensation from the Employer for the Plan Year during any part of which that ownership interest existed shall be treated as having a larger interest;

           A.6.3 If the Employer is a corporation, an Employee who owns (or is considered as owning within the meaning of Code section 318) more than 5% of the outstanding stock of the Employer or more than 5% of the total combined voting power of all stock of the Employer; if the Employer is not a corporation, an Employee who owns more than 5% of the capital or profits interest in the Employer; or

           A.6.4 A person who has annual compensation from the Employer of more than $150,000 and who would be described in Section A.3.3 if "1%" were substituted for "5%" each time it appears in Section A.6.3.

For purposes of this Section A.6, Code section 318(a)(2)(C) shall be applied by substituting "5%"' for "50%". In addition, for purposes of determining ownership in the Employer under this Section A.3, Section A.4 shall not apply.

     A.7 "Non-Key Employee" means any Employee, including a deceased former Employee who is not a Key Employee with respect to the Plan for the Plan Year.

     A.8   "Permissive Aggregation Group" means:

           A.8.1 each plan of the Employer included in a Required Aggregation Group; and

           A.8.2 each other plan of the Employer if the group of plans consisting of such plan and the plan or plans described in Section A.8.1, when considered as a single plan, meets the requirements of Code section 401(a)(4) and Code section 410.

     A.9   "Required Aggregation Group" means:

           A.9.1 each plan of the Employer in which a Key Employee participated during the five Plan Years ending on the Determination Date; and

           A.9.2 each other plan of the Employer that enables any plan described in Section A.9.1 to meet the requirements of Code section 401(a)(4) or Code section 410.

     A.10 "Super Top-Heavy Plan" means the Plan if it would be a Top-Heavy Plan if "90%" were substituted for "60%" each time it appears in Section
A.11 and Section A.12.

     A.11 "Top-Heavy Group" means an Aggregation Group in which, as of the Determination Date, the sum of:

           A.11.1 the aggregate of the Account Balances of Key Employees under all Defined Contribution Plans included in an Aggregation Group, and

           A.11.2 the aggregate of the present value of cumulative accrued benefits for Key Employees under all Defined Benefit Plans included in an Aggregation Group,

exceeds 60% of the sum of such aggregate determined for all Employees.

     A.12  "Top-Heavy Plan" means the Plan, if as of the Determination
Date:

           A.12.1 the aggregate of the Account Balances of Participants who are Key Employees exceeds 60% of the aggregate of the Account Balances of all Participants; or

           A.12.2 the Plan is part of a Required Aggregation Group which is a Top-Heavy Group.

Notwithstanding Section A.12.1 and Section A.12.2, the Plan shall not be considered a Top-Heavy Plan for any Plan Year in which the Plan is a part of a Required Aggregation Group or a Permissive Aggregation Group which is not a Top-Heavy Group.

     A.13  "Top-Heavy Valuation Date" means the Determination Date.

ARTICLE B.  PROVISIONS RELATING TO TOP-HEAVY PLAN.

          Notwithstanding anything in the Plan to the contrary, if the Plan is a Top-Heavy Plan within the meaning of Section A.12 and Code section 416(g) for any Plan Year, then the Plan shall meet the requirements of Section B.1, Section B.2 and Section B.3 for any such Plan Year. If the Plan is a Super Top-Heavy Plan for any Plan Year, then in addition to meeting the requirements of Sections B.1 through B.4, it shall also meet the requirements of Section B.4.

     B.1 Minimum Vesting Requirements. The vested interest of a Participant who is credited with an Hour of Service after the Plan becomes a Top-Heavy Plan will be determined under a schedule that is not less favorable to the Participant than the following:

                  Years of Service                Vested Interest

                  Less than two                           0%
                  Two but less than three                20%
                  Three but less than four               40%
                  Four but less than five                60%
                  Five but less than six                 80%
                  Six or more                           100%

     B.2   Minimum Contribution Requirement.

           B.2.1 The Employer will meet the minimum benefit and contribution requirements of Code section 416(s) by providing a minimum benefit that complies with Code section 416(c) (1) under the Pension Plan for such Plan Year for each Participant who is a Non-Key Employee and participates in the Pension Plan.

           B.2.2 For each Participant who is a Non-Key Employee, but who does not participate in the Pension Plan, this Plan shall provide a minimum contribution allocation for such Plan Year for each Participant who is a Non-Key Employee in an amount equal to at least 3% of such Participant's Compensation for such Plan Year. Such 3% minimum contribution requirement shall be increased to 4% for any Plan Year in which the Employer also maintains a Defined Benefit Plan if necessary to avoid the application of Code section 416(h)(1), relating to special adjustments to the Code section 415 limits for Top-Heavy Plans, if the adjusted limitations of Code section 416(h)(1) would otherwise be exceeded if such minimum contribution were not so increased.

           B.2.3 For each Participant who is a Non-Key Employee, and who also participates in the Pension Plan for the Plan Year, the Plan will provide a minimum contribution allocation in an amount equal to at least 5% of such Participant's Compensation for such Plan Year. Such 5% minimum contribution requirement shall be increased to 7-1/2% for any Plan Year in which the Employer also maintains such plan if necessary to avoid the application of Code section 416(h)(1), relating to special adjustments to the Code section 415 limits for Top-Heavy Plans, if the adjusted limitations of Code section 416(h)(1) would otherwise be exceeded if such minimum contribution were not so increased.

           B.2.4 The minimum contribution requirements set forth above shall be reduced in the following circumstances:

                  B.2.4.1 The percentage minimum contribution required hereunder shall in no event exceed the percentage contribution made for the Key Employee for whom such percentage is the highest for the Plan Year after taking into account contributions or benefits under other qualified plans in an Aggregation Group of which the Plan is a part; and

                  B.2.4.2 No minimum contribution will be required (or the minimum contribution will be reduced, as the case may be) for a Participant under this Plan for any Plan Year if the Employer maintains another qualified plan under which a minimum benefit or contribution is being accrued or made for such year in whole or in part for the Participant in accordance with Code section 416(c).

                  B.2.4.3 The minimum contribution shall be made for each Non-Key Employee who is employed at the end of the Plan Year in question, regardless of whether such Non-Key Employee has been credited with 1,000 Yours of Service in such Plan Year and regardless of such Non-Key Employee's level of Compensation and whether such Non-Key Employee elected to make contributions under Section 4.1 of the Plan for such Plan Year.

     B.3 Change in Top-Heavy Status. If the Plan becomes a Top-Heavy Plan and subsequently ceases to be a Top-Heavy Plan, the vesting schedule in Section B.1 shall continue to apply in determining the vested percentage of the Account of any Participant who had at least three Years of Service as of the last day of the last Plan Year in which the Plan was a Top-Heavy Plan. For all other Participants, the vesting schedule in Section B.1 shall apply only to their Accounts as of such last day.

     B.4 Adjustment for Super Top-Heavy Plan. If the Plan is a Super Top-Heavy Plan for any Plan Year, then for purposes of Section 7.3 the defined contribution fraction and the defined benefit fraction shall be adjusted in the manner described in Code section 416(h)(1).

                                APPENDIX B
                      LIST OF DESIGNATED SUBSIDIARIES


American Water Works Company, Inc.
  American Commonwealth Company
  American Commonwealth Management
    Services Company, Inc.
  American International Water Services Company
  American Water Works Service Company, Inc.
  California-American Water Company
  Greenwich Water System, Inc.
    Connecticut-American Water Company
    Hampton Water Works Company
    Massachusetts-American Water Company
    New York-American Water Company, Inc.
    The Salisbury Water Supply Company
  Illinois-American Water Company
  Indiana-American Water Company, Inc.
  Iowa-American Water Company
  Kentucky-American Water Company
  Maryland-American Water Company
  Missouri-American Water Company
  New Jersey-American Water Company, Inc.
  New Mexico-American Water Company, Inc.
  Northern Michigan Water Company
  Occoquan Land Corporation
  Ohio-American Water Company
    Ohio Suburban Water Company
  Paradise Valley Water Company
  Pennsylvania-American Water Company
  Tennessee-American Water Company
  Virginia-American Water Company
  West Virginia-American Water Company
    Bluefield Valley Water Works Company

                                                              EXHIBIT 10(f)
















                    AMERICAN WATER WORKS COMPANY, INC.

                       LONG-TERM PERFORMANCE-BASED
                             INCENTIVE PLAN

                       LONG-TERM PERFORMANCE-BASED
                             INCENTIVE PLAN

                       ---------------------------

I.       PURPOSE

         The purpose of the Plan is to promote the success of the Company by linking incentive opportunities to stockholder gains and enabling the Company to attract and retain individuals of outstanding ability.

II.      DEFINITIONS

         A.  Award:  An Award granted pursuant to Section VI. hereof.

         B. Award Agreement: An agreement entered into between the Company and a Participant, setting forth the terms and conditions applicable to the Award granted to the Participant.

         C.  Board:  The Board of Directors of the Company.

         D. Change of Control Event: A Change of Control Event occurs when any person or group acquires or announces an offer for 25% or more of the Company's Common Stock or when, during any two consecutive calendar years, individuals who at the beginning of such period were members of the Board of Directors cease for any reason to constitute at least a majority of the Board of Directors.

         E. Committee: The Compensation and Management Development Committee of the Board.

         F. Common Stock: The Common Stock of the Company (par value of $1.25 per share) or any security of the Company issued in substitution, exchange, or in lieu thereof.

         G. Company: American Water Works Company, Inc. a Delaware corporation, its successors and assigns. Except where the context indicates otherwise, Company shall include such Subsidiaries as shall be designated by the Board to participate in the Plan.

         H. Earnings Per Share Growth: The average percentage change in earnings per share, as reported in the Company's annual report to stockholders during the Performance Cycle, but without regard to any extraordinary items determined in accordance with generally accepted accounting principles consistently applied.

         I. Effective Date: January 1, 1993, the date as of which the first Performance Cycle commenced.

         J. Exchange Act: The Securities Exchange Act of 1934, and any successor statute, as it may be amended from time to time.

         K.  Insider:  Any person who is subject to Section 16.

         L. Market Price: The average of the closing sale prices of the Company's Common Stock as reported on the New York Stock Exchange Composite Transaction Tape during the twenty trading-day period consisting of the last ten trading days of December and the first ten trading days of January. For any Plan Year, Market Price for or at the beginning of such Plan Year shall be determined by reference to the twenty-day trading period commencing in the immediately preceding Plan Year, and Market Price for or at the end of such Plan Year shall be determined by reference to the twenty-day trading period ending in the immediately succeeding Plan Year.

         M. Participant: An executive or other key employee of the Company designated by the Committee to receive an Award under the Plan.

         N. Performance Cycle: A period of three consecutive Plan Years, over which performance against the Performance Cycle Goals is to be measured.

         O. Performance Cycle Goals: The performance goals established by the Committee for a Performance Cycle.

         P. Peer Group: Those water utility companies designated by the Committee as members of a comparison group for a Performance Cycle.

         Q.  Plan Year:  The calendar year.

         R.  President:  The President and Chief Executive Officer of the
             Company.

         S. Section 16: Section 16 of the Exchange Act, and any successor statutory provision, and the rules promulgated thereunder, as it or they may be amended from time to time.

         T. Subsidiary: Any corporation in which the Company, directly or indirectly, controls a majority of the voting stock.

         U. Total Return to Stockholders: The average return to stockholders for each Plan Year of the Performance Cycle, where, for each such Plan Year, return to stockholders is measured by dividing (i) the sum of the cumulative dividends for such Plan Year, assuming dividend reinvestment, and the difference between the Market Price at the end and at the beginning of such Plan Year by (ii) the Market Price at the beginning of such Plan Year.

III.     ADMINISTRATION

         A. The Plan shall be administered by the Committee, which shall have the full power, subject to, and within the limits of the Plan, to (i) make, interpret and approve all rules for the administration of the Plan, (ii) exercise all powers allocated to it under the Plan, (iii) determine the time when Awards will be granted and the terms and conditions thereof and (iv) exercise all other powers and perform all other acts in connection with the Plan as it deems necessary or appropriate.

         B. The Committee shall, from time to time, consult with the President and receive and consider his recommendations regarding the Plan. Notwithstanding the foregoing, the Committee shall have the sole power and authority to adopt, amend and rescind administrative guidelines, rules and regulations pertaining to the Plan; to accept, modify or reject recommendations of the President; to set final Awards; and to interpret and rule on any questions pertaining to the Plan.

         C. No member of the Committee shall be eligible to participate in the Plan.

         D. The Committee shall be constituted so as to permit the Plan to comply with the administration requirement of Rule 16b-3(c)(2)(i) of the Exchange Act. A majority of the members of the Committee shall constitute a quorum. The vote of a majority of a quorum shall constitute action by the Committee.

         E. It is the intent of the Company that this Plan and Awards hereunder satisfy, and be interpreted in a manner that in the case of Participants who are or may be Insiders, satisfy the applicable requirements of Rule 16b-3 of the Exchange Act, so that such persons will be entitled to the benefits of Rule 16b-3, or other exemptive rules under Section 16, and will not be subjected to avoidable liability thereunder. If any provision of this Plan or of any Award would otherwise frustrate or conflict with the intent expressed in this Section, that provision to the extent possible shall be interpreted and deemed amended so as to avoid such conflict. To the extent of any remaining irreconcilable conflict with such intent, such provision shall be deemed void as applicable to Insiders.

         F. The actions and determinations of the Committee on all matters relating to the Plan and any Awards thereunder shall be final and conclusive.

         G. No member of the Committee or the Board shall be liable for any action taken or determination made in good faith with respect to the Plan or any Award thereunder, and the Company shall defend the Committee and Board members for any actions taken or decisions made in good faith under the Plan.

IV.      PARTICIPATION

         Executives and other key employees of the Company who are designated from time to time by the Committee will be eligible for Awards. The receipt of an Award shall not confer upon any Participant the right to receive any additional Awards.

V.       PERFORMANCE CYCLE GOALS

         A. Performance Cycle Goals for each Performance Cycle will be recommended by the President and established by the Committee based on Earnings Per Share Growth and Total Return to Stockholders relative to the Peer Group. The Committee may also establish Performance Cycle Goals based on individual Participant, subsidiary, unit or division performance, or any combination thereof, provided, however, that in the case of a Participant who is not an Insider, the President may establish such other Performance Goals as he deems appropriate.

         B. Once a Performance Cycle has commenced and Performance Cycle Goals have been established, such goals may not be changed for such Performance Cycle except in the event of (i) a significant acquisition of another business by the Company,
             (ii) a disposition of a significant part of the business by the Company, (iii) any significant changes due to legislation or regulations adversely affecting the operation of the Plan or (iv) any other extraordinary event, all as determined by the Committee.

VI.      TARGET INCENTIVE AWARDS

         A. An Award will entitle a Participant to receive a specified amount determined by the Committee if the terms and conditions specified in the Award Agreement are satisfied. Each Award shall be subject to the following terms and conditions, and to such other terms and conditions, including but not limited to, restrictions upon any cash, Common Stock, or any combination thereof, issued in respect of the Award, as the Committee, in its discretion, shall establish, and shall be embodied in the Award Agreement.

         B. The Committee shall determine the value or range of values, including the maximum value, of an Award to each Participant. The value of each Award shall be based in whole or in part on the Market Value of the Common Stock, and dividends paid with respect thereto, and the extent to which the Performance Cycle Goals have been attained. Awards may be issued in different classes or series having different names, terms, and conditions.

         C. The President shall report to the Committee regarding actual performance as soon as practicable following the conclusion of each Performance Cycle. The Committee shall determine the extent to which the Performance Cycle Goals have been met; provided, however, that in the case of a Participant who is not an Insider, the President shall determine the extent to which the Performance Cycle Goals, if any, established by the President pursuant to Section V.A. with respect to such Participant have been met. Anything in this Plan to the contrary notwithstanding, the amount paid to a Participant shall not exceed the maximum value of the Award established by the Committee and set forth in the Award Agreement.

         D. In the event of the termination of employment of a Participant during a Performance Cycle due to death, disability or retirement on or after attaining age 62, Awards shall become vested on a pro rata basis, provided the Participant has been an employee for at least one Plan Year during the Performance Cycle. In all other cases of termination, Awards shall be forfeited.

         E. All Awards shall be paid as soon as practicable after the end of the Performance Cycle to which the Award relates. Awards may be paid in the form of cash, restricted shares of Common Stock, or a combination of both. Awards paid in the form of restricted shares of Common Stock shall be subject to such restrictions as the Committee shall determine.

         F. The Committee may, in its discretion, provide for the deferral of any component of the Award and the terms and conditions thereof.

         G. Upon a Change of Control Event, all Awards which have been earned by Participants shall immediately vest and all restrictions applicable to the Awards shall immediately expire. In addition, for the Performance Cycles not yet concluded at the time of a Change of Control Event, pro rata Awards for each of those Performance Cycles shall be paid to each Participant as soon as practicable and each such Award shall be vested and without restriction.

VII.     SHARES RESERVED

         The number of shares of Common Stock authorized to be issued pursuant to the Plan is 350,000 shares. Common Stock may be issued from authorized and unissued shares or out of shares held in the Company's treasury, or both.

VIII.    AMENDMENTS

         All amendments to the Plan shall be in writing and shall be effective when adopted by the Board, provided that no amendment shall be made to increase the number of shares of Common Stock authorized or available under the Plan without stockholder approval.

IX.      OTHER PROVISIONS

         A. The following provisions shall apply to all Common Stock authorized for issuance under the Plan.

             1. In the event of a stock dividend, stock split or other subdivision or combination of the Common Stock, the number of shares of Common Stock authorized under the Plan will be adjusted proportionately. Similarly, in any such event there will be a proportionate adjustment in the number of shares of Common Stock subject to restriction.

             2. In the event that the outstanding shares of Common Stock are changed or converted into, or exchanged or exchangeable for, a different number or kind of shares or other securities of the Company or of another corporation by reason of a reorganization, merger, consolidation, reclassification or combination, appropriate adjustment shall be made by the Board in the number of shares and kind of Common Stock for which Awards may be or may have been made under the Plan, to the end that the proportionate interests of Participants shall be maintained as before the occurrence of such event.

         B. No Award pursuant to the Plan shall be transferable or assignable by a Participant other than by will or the laws of descent and distribution and during the lifetime of a Participant shall be exercisable or payable only by or to him.

         C. The Company shall deduct from all Awards paid hereunder any federal, state or local taxes required by law to be withheld.

         D. Subject to stockholder approval, the Plan will become effective January 1, 1993. The Board may terminate the Plan at any time, effective at the end of the then-current Plan Year.

         E. This Plan shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the conflict of law rules thereof.

         F. The Committee's determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated. Without limiting the generality of the foregoing, the Committee will be entitled, among other things, to make non-uniform and selective determinations and to establish non-uniform and selective Awards; provided, however, the Committee may not increase the amount of compensation that would otherwise be payable upon achievement of the Performance Cycle Goals.

         G. Nothing contained in the Plan will be deemed in any way to limit or restrict the Company or the Committee from making any Award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

         H. If payments are legally required to be made to any person other than the person to whom any amount is available under the Plan, payments will be made accordingly. Any such payment will be a complete discharge of the liability of the Company.

         I. No provision of the Plan will require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor will the Company maintain separate bank accounts,

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
             books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants will have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they will have the same rights as other employees under generally applicable law.

         J. Nothing contained in this Plan will confer upon any employee or Participant any right to continue in the employ or other service of the Company or constitute any contract or limit in any way the right of the Company to change such person's compensation or other benefits or to terminate the employment or other service of such person, with or without cause.

         K. The headings contained herein are for the purposes of convenience only, and in the event of any conflict, the text of the Plan, rather than the headings, will control.

         L. If any term or provision contained herein is held to any extent invalid or unenforceable, such term or provision will be reformed so that it is valid and such invalidity or unenforceability will not affect any other provision or part hereof.
























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